UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2006

UNITED INVESTORS GROWTH PROPERTIES

(Exact name of Registrant as specified in its charter)

            Missouri

  0-17645

  43-1483928

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

 of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

United Investors Growth Properties (the “Registrant”) owns a 100% interest in Deerfield Apartments, LLC, a South Carolina limited liability company (the “Seller”).  The Seller owns Deerfield Apartments (“Deerfield”), a 136-unit apartment complex located in Memphis, Tennessee.  On November 30, 2006 (the “Effective Date”), the Seller and one other partnership (together the “Selling Entities”) that own two apartment complexes (together the “Properties” and individually a “Property”) with an aggregate of 720 units entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, White Eagle Property Group, LLC, a New York limited liability company (the “Purchaser”), to sell the Properties to the Purchaser for a total sales price of $21,000,000, of which $4,500,000 represents the portion of the sales price allocated to Deerfield. Each of the Selling Entities is affiliated with AIMCO Properties, L.P., an affiliate of the general partner of the Registrant. Deerfield is the last remaining asset of the Registrant.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $21,000,000, of which  $4,500,000 represents the portion of the purchase price allocated to Deerfield, subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit of $1,000,000, of which the Seller is allocated approximately $214,000.

FEASIBILITY PERIOD.  The feasibility period ended December 4, 2006 and the Purchaser did not notify the Selling Entities in writing of its intent to terminate the contract prior to that time.  The initial deposit therefore became non-refundable.

CLOSING.  The expected closing date of the transaction is December 27, 2006. The Selling Entities each have the right to extend the closing until either the last business day of the month in which the closing is expected to occur or for an additional 15 days from December 27, 2006 or the extended closing date if requested by the Selling Entities, by delivering written notice to the Purchaser by December 18, 2006.  The Purchaser has the right to extend the closing for an additional 20 days by delivering written notice to the Selling Entities by December 18, 2006.  The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  With respect to Deerfield, the Purchaser will pay the transfer, mortgage assumption (if applicable), sales, use, gross receipts or similar taxes, recording costs and one-half of the customary closing costs of the escrow agent.  The Seller will pay the base premium for the title policy and one-half of the customary closing costs of the escrow agent.

REPRESENTATIONS AND WARRANTIES.  The Selling Entities and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS. In the event Deerfield is damaged or destroyed by fire or other casualty prior to closing, the transaction shall occur in accordance with the terms of the Purchase Agreement, subject to certain arrangements related to the application of insurance proceeds and the completion of repairs.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Selling Entities.

DEFAULTS AND REMEDIES.  If the Purchaser defaults in its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, the Purchaser will forfeit all deposits to the Selling Entities, and neither the Purchaser nor the Selling Entities will be obligated to proceed with the purchase and sale of the Properties.  The Selling Entities expressly waive the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Selling Entities, prior to the closing, default in their representations, warranties, covenants, or obligations then the Purchaser has the option of (i) seeking specific performance of each of the Selling Entities’ obligation to deliver the deed for such Selling Entities’ Property pursuant to the Purchase Agreement or (ii) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $50,000 per Property.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibit

10.28

Purchase and Sale Contract between Deerfield Apartments, LLC, a South Carolina limited liability company, and the affiliated Selling Entity, and White Eagle Property Group, LLC, a New York limited liability company, dated November 30, 2006.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Investors Growth Properties

(a Missouri Limited Partnership)

By:

United Investors Real Estate, Inc.

General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

December 6, 2006